                                                                   EXHIBIT 10.8A


                                  AMENDMENT 1
                                  -----------

                    to the NLG 375,000,000 principal amount

                            BANK FACILITY AGREEMENT

                                    between

                         KABELTELEVISIE AMSTERDAM B.V.

                                      en

                              ABN AMRO BANK N.V.

             ____________________________________________________

The undersigned,

Kabeltelevisie Amsterdam B.V. (the "Borrower"), a private company with limited liability under the law of The Netherlands, with corporate seat in Amsterdam;

and

ABN AMRO Bank N.V. ("ABN AMRO"), acting for itself in various capacities as referred to herein, including its capacity as a Bank) and, as the case may be, in accordance with article 25 of the Bank Facility Agreement as defined below, as agent (the "Agent") for the Banks (if any, as may be the case in accordance with article 25 referred to) as defined hereafter, a public company with limited liability incorporated under the law of The Netherlands, with corporate seat in Amsterdam, The Netherlands;

CONSIDERING THE FOLLOWING:

(A) The Borrower and ABN AMRO have entered into a NLG 375,000,000 principal amount Bank Facility Agreement as of January 31, 1996 (the "Bank Facility Agreement");

(B) The Borrower and ABN AMRO want to amend article 12 of the Bank Facility Agreement;

(C) Capitalized terms and expressions as used in this agreement have the same meaning as in the Bank Facility Agreement;

HAVE AGREED

to amend the Bank Facility Agreement, to the effect that article 12 thereof shall read as follows:

Article 12 - Interest and Fees Payable by the Borrower
------------------------------------------------------

12.1 The Borrower shall with respect to an Advance drawn by the Borrower or with respect to an Overdraft created by the Borrower pay interest at the rates set forth below:

          (a) to the Banks, with respect to and calculated over any unpaid balance of any Variable Rate Advance under the Term Loan Facility or the Construction Loan Facility: the interest rate equal to AIBOR, applicable on the Advance Date on which the relevant Advance was drawn, for the relevant Variable Rate Interest Period increased by the Margin;

          (b) to the Banks, with respect to and calculated over any Variable Rate Advance under the Working Capital Facility: the interest rate equal to AIBOR, applicable on the Advance Date on which the relevant Advance was drawn, for the relevant Variable Interest Rate Period increased by 45/100 of one per cent. (0.45%);

          (c) to the Banks, with respect to and calculated over any unpaid balance of any Fixed Rate Advance: the interest rate per annum, as agreed between the Borrower and the Agent prior to the relevant Advance Date with respect to such Advance as per the Fixing Date specified in the relevant Notice of Drawdown increased by the Margin;

          (d) to ABN AMRO with respect to an Overdraft the interest rate equal to the "fictief promesse disconto" (with a minimum of 2.75%) as published from time to time in "Het Financieele Dagblad", increased by 70/100 of one per cent. (0.70%).

12.2      Any amounts of interest as referred to above in article 12.1 under
          (a), (b), (c) and (d) shall be calculated on the basis of a year of 360 days and actual days elapsed. Any amount of unpaid interest accrued:

          - on any Fixed Rate Advance shall be due and payable semi-annually in arrears on the date which is six months, twelve months, etc. from the relevant Advance Date;

          - on any Variable Rate Advance shall be due and payable (i) at the end of the relevant Variable Rate Interest Period, if such period is six months or less, and (ii) after (a) six months and (b) at the end of the relevant Variable Rate Interest Period, if such period exceeds six months; and

          - on any Overdraft shall be due and payable quarterly in arrears; with due observance of article 12.3.

12.3 The Term Loan Advance and any Construction Loan Advance shall be drawn on such Advance Dates, or be rolled over on such Roll Over Moments, with such Fixed Rate Interest Periods or Variable Rate Interest Periods, that the number of different Interest Payment Dates at any time applicable to such advances shall not exceed five.

12.4.1 The Borrower shall pay a commitment fee to the Banks, equal to 0.30% per annum, calculated on the basis of a year of 360 days and actual days elapsed, over (i) such portions of the Term Loan Facility and the Construction Loan Facility which shall not have been drawn down under the Term Loan Facility and the Construction Loan Facility and (ii) the principal amount of the Working Capital Facility, whether a portion thereof has been drawndown or not, for the following periods:

          - Available Term Loan Commitment: from the date of this Agreement (such date included) up to June 1, 1996;

          - Available Construction Loan Commitment: from the date of this Agreement (such date included) up to and including December 31, 1999, with due observance of the maximum amounts available for drawdown in the years referred to in article 2.3.1; and

          - Available Working Capital Commitment: from the date of this Agreement (such date included) up to the Final Maturity Date.

12.4.2 In the event of a drawndown as referred to in article 2.3.2, the excess portion shall be deemed to have been available under the Available Construction Loan Commitment as from January 1 of the year of such drawdown and the commitment fee as referred to in article
          12.4.1 shall be increased accordingly.

12.4.3 The fee referred to above in article 12.4.1, increased as the case may be in accordance with article 12.4.2, shall be due and payable in arrears and in quarterly instalments.

12.5 The Borrower shall, in establishing and conducting its interest rate management exercise prudent care. Upon written request by the Agent, the Borrower and the Agent shall discuss the possibility and desirability of converting a Variable Rate Advance or Variable Rate Advances into a Fixed Rate Advance or Fixed Rate Advances, with a view to limit or exclude variable rate exposure.

This agreement shall be effective as from July 1, 1997.


  /s/ B. Meenderman
-----------------------------
Kabeltelevisie Amsterdam B.V.

  /s/ [ILLEGIBLE SIGNATURE]
-----------------------------
ABN AMRO Bank N.V.